PUBLIC RELATIONS Brighthouse Financial, Inc. 11225 N. Community House Rd. Charlotte, NC 28277

Exhibit 99.1

FOR IMMEDIATE RELEASE
Brighthouse Financial Announces Third Quarter 2025 Results
•Announced entry into a definitive merger agreement earlier today under which an affiliate of Aquarian Capital LLC (“Aquarian Capital”) will acquire Brighthouse Financial for $70.00 per share in an all-cash transaction valued at approximately $4.1 billion
•Estimated combined risk-based capital ("RBC") ratio between 435% and 455%; holding company liquid assets of $1.0 billion
•Annuity sales of $2.7 billion, primarily driven by record sales of Shield Level Annuities
•Life sales of $38 million, primarily driven by sales of Brighthouse SmartCare
•Net income available to shareholders of $453 million, or $7.89 per diluted share
•Adjusted earnings, less notable items*, of $261 million, or $4.54 per diluted share

CHARLOTTE, NC, November 6, 2025 — Brighthouse Financial, Inc. ("Brighthouse Financial" or the "company") (Nasdaq: BHF) announced today its financial results for the third quarter ended September 30, 2025.

Third Quarter 2025 Results

The company reported net income available to shareholders of $453 million in the third quarter of 2025, or $7.89 per diluted share, compared with net income available to shareholders of $150 million in the third quarter of 2024, or $2.47 per diluted share. The company anticipates volatility in net income (loss) given the differences between its hedge target and GAAP reserves, which are impacted by market performance.

In the third quarter of 2025, the company completed its GAAP annual actuarial review where it reviews its long-term assumptions. This resulted in a net favorable impact to net income available to shareholders of $316 million. As part of this review, the company increased its long-term mean reversion interest rate assumption for the 10-year U.S. Treasury from 4.00% to 4.50% and updated its policyholder behavior assumptions.

The company ended the third quarter of 2025 with common stockholders' equity ("book value") of $4.7 billion, or $81.60 per common share, and book value, excluding accumulated other comprehensive income ("AOCI") of $8.7 billion, or $151.94 per common share.

_________
* Information regarding the non-GAAP and other financial measures included in this news release and a reconciliation of such non-GAAP financial measures to the most directly comparable GAAP measures are provided in the Non-GAAP and Other Financial Disclosures discussion below, as well as in the tables that accompany this news release and/or the Third Quarter 2025 Brighthouse Financial, Inc. Financial Supplement (which is available on the Brighthouse Financial Investor Relations webpage at http://investor.brighthousefinancial.com). Additional information regarding notable items can be found on the last page of this news release.

PUBLIC RELATIONS Brighthouse Financial, Inc. 11225 N. Community House Rd. Charlotte, NC 28277

For the third quarter of 2025, the company reported adjusted earnings* of $970 million, or $16.87 per diluted share, compared with adjusted earnings of $767 million, or $12.58 per diluted share, for the third quarter of 2024.

Adjusted earnings for the quarter reflect $709 million of net favorable notable items, or $12.33 per diluted share, related to the annual actuarial review and other insurance adjustments.
Corporate expenses in the quarter were $205 million, up from $203 million in the third quarter of 2024 and up from $202 million in the second quarter of 2025, all on a pre-tax basis.
The company's annuity sales increased 8% quarter-over-quarter and 5% sequentially, driven by record sales of Shield Level Annuities and higher sales of fixed annuities. While third quarter year-to-date total annuity sales decreased 3%, sales of Shield Level Annuities were up 3% compared with the same period in 2024. Life sales increased 27% quarter-over-quarter, 15% sequentially and 23% year-to-date through the third quarter compared with same period in 2024.
“Brighthouse Financial delivered solid results in the quarter as we continued to execute our strategy” said Eric Steigerwalt, president and CEO, Brighthouse Financial. “In addition to producing strong sales, including achieving another record quarter for sales of our flagship Shield annuity products, we completed the separation of our legacy VA and first-generation Shield business, and ended the quarter with an estimated combined RBC ratio of 435% to 455%, at the upper end of our target range of 400% to 450% in normal market conditions.”
"We believe the transaction with Aquarian Capital that we announced today will deliver clear and compelling value to our stockholders, while positioning Brighthouse Financial to continue pursuing growth opportunities and advancing our mission of helping people achieve financial security," Steigerwalt added.

Key Metrics (Unaudited, dollars in millions except share and per share amounts)

	As of or For the Three Months Ended
	September 30, 2025		September 30, 2024
	Total	Per share	Total	Per share
Net income (loss) available to shareholders (1)	$453	$7.89	$150	$2.47
Adjusted earnings (1)	$970	$16.87	$767	$12.58
Adjusted earnings, less notable items (1)	$261	$4.54	$243	$3.99
Weighted average common shares outstanding - diluted (1)	57,512,901	N/A	60,949,819	N/A

Book value	$4,664	$81.60	$3,826	$63.94
Book value, excluding AOCI	$8,684	$151.94	$7,953	$132.91
Ending common shares outstanding	57,153,571	N/A	59,838,034	N/A

(1) Per share amounts are on a diluted basis and may not recalculate due to rounding. See Non-GAAP and Other Financial Disclosures discussion in this news release.

PUBLIC RELATIONS Brighthouse Financial, Inc. 11225 N. Community House Rd. Charlotte, NC 28277
Results by Segment (Unaudited, in millions)

	For the Three Months Ended
ADJUSTED EARNINGS (LOSS) (1)	September 30, 2025	June 30, 2025	September 30, 2024
Annuities	$304	$332	$327
Life	$40	$(26)	$(25)
Run-off	$641	$(83)	$463
Corporate & Other	$(15)	$(25)	$2
(1) The company uses the term "adjusted loss" throughout this news release to refer to negative adjusted earnings values.
Sales (Unaudited, in millions)

	For the Three Months Ended
	September 30, 2025	June 30, 2025	September 30, 2024
Annuities (1)	$2,731	$2,610	$2,528
Life	$38	$33	$30

(1) Annuities sales include sales of a fixed index annuity product, which represents 100% of gross sales on directly written business and the proportion of assumed gross sales under reinsurance agreements. Sales of this product were $126 million for the third quarter of 2025, $89 million for the second quarter of 2025 and $141 million for the third quarter of 2024.
Annuities
Adjusted earnings in the Annuities segment were $304 million in the current quarter, compared with adjusted earnings of $327 million in the third quarter of 2024 and adjusted earnings of $332 million in the second quarter of 2025.
The current quarter included a $7 million unfavorable notable item and the third quarter of 2024 included a $20 million favorable notable item, both related to the annual actuarial review and other insurance adjustments completed in the respective quarters. There were no notable items in the second quarter of 2025.
On a quarter-over-quarter basis, adjusted earnings, less notable items, reflect higher net investment income, partially offset by lower fees and a lower underwriting margin. On a sequential basis, adjusted earnings, less notable items, reflect lower fees and a lower underwriting margin, partially offset by higher net investment income.
As mentioned above, the company's annuity sales increased 8% quarter-over-quarter and 5% sequentially, driven by record sales of Shield Level Annuities and higher sales of fixed annuities. While third quarter year-to-date total annuity sales decreased 3%, sales of Shield Level Annuities were up 3% compared with the same period in 2024.
Life
The Life segment had adjusted earnings of $40 million in the current quarter, compared with an adjusted loss of $25 million in the third quarter of 2024 and an adjusted loss of $26 million in the second quarter of 2025.
The current quarter included an $11 million favorable notable item and the third quarter of 2024 included a $66 million unfavorable notable item, both related to the annual actuarial review and other insurance adjustments completed in the respective quarters. There were no notable items in the second quarter of 2025.

PUBLIC RELATIONS Brighthouse Financial, Inc. 11225 N. Community House Rd. Charlotte, NC 28277
On a quarter-over-quarter basis, adjusted earnings, less notable items, reflect higher expenses and a lower underwriting margin. On a sequential basis, adjusted earnings, less notable items, reflect a higher underwriting margin and higher net investment income, partially offset by higher expenses.
As mentioned above, the company's life sales increased 27% quarter-over-quarter, 15% sequentially and 23% year-to-date through the third quarter compared with same period in 2024.
Run-off
The Run-off segment had adjusted earnings of $641 million in the current quarter, compared with adjusted earnings of $463 million in the third quarter of 2024 and an adjusted loss of $83 million in the second quarter of 2025.
The current quarter included a $705 million favorable notable item and the third quarter of 2024 included a $570 million favorable notable item, both related to the annual actuarial review and other insurance adjustments completed in the respective quarters. There were no notable items in the second quarter of 2025.
On a quarter-over-quarter basis, adjusted earnings, less notable items, reflect a higher underwriting margin, higher net investment income and lower expenses. On a sequential basis, adjusted earnings, less notable items, reflect a higher underwriting margin and higher net investment income, partially offset by higher expenses.
Corporate & Other
The Corporate & Other segment had an adjusted loss of $15 million in the current quarter, compared with adjusted earnings of $2 million in the third quarter of 2024 and an adjusted loss of $25 million in the second quarter of 2025.
There were no notable items in the current quarter or the comparison quarters.
On a quarter-over-quarter basis, the adjusted loss reflects lower net investment income and a lower tax benefit, partially offset by lower expenses. On a sequential basis, the adjusted loss reflects lower expenses and a higher tax benefit, partially offset by lower net investment income.
Net Investment Income and Adjusted Net Investment Income (Unaudited, in millions)

	For the Three Months Ended
	September 30, 2025	June 30, 2025	September 30, 2024
Net investment income	$1,334	$1,285	$1,288
Adjusted net investment income	$1,327	$1,292	$1,294
Net Investment Income
Net investment income was $1,334 million and adjusted net investment income* was $1,327 million in the current quarter.
Adjusted net investment income increased $33 million on a quarter-over-quarter basis and $35 million sequentially. The quarter-over-quarter and sequential increases were primarily driven by higher alternative investment income.
The adjusted net investment income yield* was 4.40% during the quarter.

PUBLIC RELATIONS Brighthouse Financial, Inc. 11225 N. Community House Rd. Charlotte, NC 28277
Statutory Capital and Liquidity (Unaudited, in billions)

	As of
	September 30, 2025 (1)	June 30, 2025	September 30, 2024
Statutory combined total adjusted capital	$5.4	$5.6	$5.7

(1) Reflects preliminary statutory results as of September 30, 2025.
Capitalization

As of September 30, 2025:
•Statutory combined total adjusted capital(1) was $5.4 billion
•Estimated combined RBC ratio(1) was between 435% and 455%, which is at the upper end of our target range of 400% to 450% in normal market conditions
•RBC ratio benefited from a reduction in risk charges associated with successful completion of separation of VA and first-generation Shield business, which included:
◦Product specific hedge targets, which are managed within tight risk tolerances
◦Opportunistic shift to a risk neutral framework
◦Continued optimization of asset-liability alignment within VA/Shield models
▪Holding company liquid assets were $1.0 billion
2025 year-end expectation:
•Currently in process of conducting 2025 statutory annual actuarial review
◦Anticipate annual actuarial review will result in an increase to our statutory reserves
◦Expect to remain within our combined RBC ratio target range of 400% to 450% in normal market conditions at year-end of 2025, without contributing capital to our insurance subsidiaries

_______________
(1) Reflects preliminary statutory results as of September 30, 2025.

PUBLIC RELATIONS Brighthouse Financial, Inc. 11225 N. Community House Rd. Charlotte, NC 28277
Earnings Conference Call Canceled

As previously announced, given the transaction with Aquarian Capital announced earlier today, the company will not be hosting a conference call and audio webcast to discuss its financial results for the third quarter ended September 30, 2025.

About Brighthouse Financial, Inc.

Brighthouse Financial, Inc. (Brighthouse Financial) (Nasdaq: BHF) is on a mission to help people achieve financial security. As one of the largest providers of annuities and life insurance in the U.S.,(1) we specialize in products designed to help people protect what they've earned and ensure it lasts. Learn more at brighthousefinancial.com.

(1) Ranked by 2024 admitted assets. Best's Review®: Top 200 U.S. Life/Health Insurers. AM Best, 2025.

CONTACT

FOR INVESTORS Dana Amante (980) 949-3073 damante@brighthousefinancial.com	FOR MEDIA Meghan Lantier (980) 949-4142 mlantier@brighthousefinancial.com

PUBLIC RELATIONS Brighthouse Financial, Inc. 11225 N. Community House Rd. Charlotte, NC 28277
Note Regarding Forward-Looking Statements

This press release, and any related oral statements, contain various forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which are subject to the “safe harbor” created by those sections. Words such as “estimate,” “expect,” “project,” “may,” “will,” “could,” “intend,” “goal,” “target,” “guidance,” “forecast,” “preliminary,” “objective,” “continue,” “aim,” “plan,” “believe” and similar expressions or the negative of those expressions or verbs, identify forward-looking statements. Readers are cautioned that these statements are not guarantees of future performance. Forward-looking statements are not historical facts but instead represent only Brighthouse Financial’s beliefs regarding future events, which may by their nature be inherently uncertain, and some of which may be outside Brighthouse Financial’s control.

Such forward-looking statements are subject to risks, uncertainties and other important factors that could cause actual results and the timing of certain events to differ materially from future results expressed or implied by such forward-looking statements. Factors include, among others, differences between actual experience and actuarial assumptions and the effectiveness of Brighthouse Financial's actuarial models; higher risk management costs and exposure to increased market risk due to guarantees within certain of Brighthouse Financial's products; the effectiveness of Brighthouse Financial's risk management strategy and the impacts of such strategy on volatility in Brighthouse Financial's profitability measures and the negative effects on Brighthouse Financial's statutory capital; material differences between actual outcomes and the sensitivities calculated under certain scenarios that Brighthouse Financial may utilize in connection with its risk management strategies; the impact of interest rates on Brighthouse Financial's future ULSG policyholder obligations and net income volatility; the potential material adverse effect of changes in accounting standards, practices or policies applicable to Brighthouse Financial, including changes in the accounting for long-duration contracts; loss of business and other negative impacts resulting from a downgrade or a potential downgrade in Brighthouse Financial's financial strength or credit ratings; the availability of reinsurance and the ability of the counterparties to Brighthouse Financial's reinsurance or indemnification arrangements to perform their obligations thereunder; heightened competition, including with respect to service, product features, product mix, scale, price, actual or perceived financial strength, claims-paying ratings, credit ratings, e-business capabilities and name recognition; Brighthouse Financial's ability to market and distribute its products through distribution channels and maintain relationships with key distribution partners; any failure of third parties to provide services Brighthouse Financial needs, any failure of the practices and procedures of such third parties and any inability to obtain information or assistance it needs from third parties; the ability of Brighthouse Financial's subsidiaries to pay dividends to it, and its ability to pay dividends to its shareholders and repurchase its common stock; the risks associated with climate change; the adverse impact of public health crises, extreme mortality events or similar occurrences on Brighthouse Financial's business and the economy in general; the impact of adverse capital and credit market conditions, including with respect to Brighthouse Financial's ability to meet liquidity needs and access capital; the impact of economic conditions in the capital markets and the U.S. and global economy, as well as geopolitical events, tariffs imposed or threatened by the U.S. or foreign governments, military actions or catastrophic events, on Brighthouse Financial's profitability measures as well as its investment portfolio, including on realized and unrealized losses and impairments, net investment spread and net investment income; the financial risks that Brighthouse Financial's investment portfolio is subject to, including credit risk, interest rate risk, inflation risk, market valuation risk, liquidity risk, real estate risk, derivatives risk, and other factors outside Brighthouse Financial's control; the impact of changes in regulation and in supervisory and enforcement policies or interpretations thereof on Brighthouse Financial's insurance business or other operations; the potential material negative tax impact of potential future tax legislation that could make some of Brighthouse Financial's products less attractive to consumers or increase our tax liability; the effectiveness of Brighthouse Financial's policies, procedures and processes in managing risk; the loss or disclosure of confidential information, damage to Brighthouse Financial's reputation and impairment of its ability to conduct business effectively as a result of any failure in cyber- or other information security systems; whether all or any portion of the tax consequences of Brighthouse Financial's separation from MetLife, Inc. are not as expected, leading to material additional taxes or material adverse consequences to tax attributes that impact Brighthouse Financial; Brighthouse Financial’s ability to complete the merger on the timeframe or in the manner currently anticipated or at all, including due to a failure to obtain the regulatory approvals required for the closing of the merger or the occurrence of any event, change or other circumstance that

PUBLIC RELATIONS Brighthouse Financial, Inc. 11225 N. Community House Rd. Charlotte, NC 28277
could give rise to the right of one or both of the parties to terminate the merger agreement; the effect of the pendency of the merger on Brighthouse Financial’s ongoing business and operations, including disruption to Brighthouse Financial’s business relationships, the diversion of management’s attention from ongoing business operations and opportunities, or the outcome of any legal proceedings that may be instituted against Aquarian Capital or Brighthouse Financial following announcement of the merger; restrictions on the conduct of Brighthouse Financial’s business prior to the closing of the merger and on Brighthouse Financial’s ability to pursue alternatives to the merger; the possibility that the merger may be more expensive to complete than anticipated, including as a result of unexpected factors or events; other factors that may affect future results of Brighthouse Financial; and management’s response to any of the aforementioned factors.

Furthermore, such forward-looking statements speak only as of the date of this press release. Except as required by law, the parties undertake no obligation to update any forward-looking statements to reflect events or circumstances after the date of such statements. Risks or uncertainties (i) that are not currently known to the parties, (ii) that the parties currently deem to be immaterial or (iii) that could apply to any company could also materially adversely affect the future results of Brighthouse Financial. Additional information concerning certain factors is contained in Brighthouse Financial’s SEC filings, including but not limited to its most recent Annual Report on Form 10-K, as well as subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K.

The information contained on or connected to any websites referenced in this press release is not incorporated by reference into this press release.

Non-GAAP and Other Financial Disclosures

Our definitions of non-GAAP and other financial measures may differ from those used by other companies.

Non-GAAP Financial Disclosures

We present certain measures of our performance that are not calculated in accordance with accounting principles generally accepted in the United States of America, also known as "GAAP." We believe that these non-GAAP financial measures enhance the understanding of our performance by the investor community by highlighting the results of operations and the underlying profitability drivers of our business.

The following non-GAAP financial measures should not be viewed as substitutes for the most directly comparable financial measures calculated in accordance with GAAP:

Non-GAAP financial measures:	Most directly comparable GAAP financial measures:
adjusted earnings	net income (loss) available to shareholders (1)
adjusted earnings, less notable items	net income (loss) available to shareholders (1)
adjusted revenues	revenues
adjusted expenses	expenses
adjusted earnings per common share	earnings per common share, diluted (1)
adjusted earnings per common share, less notable items	earnings per common share, diluted (1)
adjusted return on common equity	return on common equity (2)
adjusted return on common equity, less notable items	return on common equity (2)
adjusted net investment income	net investment income
adjusted net investment income yield	net investment income yield
__________________
(1) Brighthouse uses net income (loss) available to shareholders to refer to net income (loss) available to Brighthouse Financial, Inc.'s common shareholders, and earnings per common share, diluted to refer to net income (loss) available to shareholders per common share.

(2) Brighthouse uses return on common equity to refer to return on Brighthouse Financial, Inc.'s common stockholders' equity.

PUBLIC RELATIONS Brighthouse Financial, Inc. 11225 N. Community House Rd. Charlotte, NC 28277
Reconciliations to the most directly comparable historical GAAP measures are included for those measures which are presented herein. Reconciliations of these non-GAAP financial measures to the most directly comparable GAAP financial measures are not accessible on a forward-looking basis because we believe it is not possible without unreasonable efforts to provide other than a range of net investment gains and losses and net derivative gains and losses, which can fluctuate significantly within or outside the range and from period to period and may have a material impact on net income (loss) available to shareholders.

Adjusted Earnings, Adjusted Revenues and Adjusted Expenses

Adjusted earnings is a financial measure used by management to evaluate performance and facilitate comparisons to industry results. This financial measure, which may be positive or negative, focuses on our primary businesses by excluding the impact of market volatility, which could distort trends. Adjusted earnings was updated during the first quarter of 2025 in connection with the establishment of a trading portfolio comprised of certain fixed income securities. The company did not have trading securities prior to the first quarter of 2025.

Adjusted earnings reflect adjusted revenues less (i) adjusted expenses, (ii) provision for income tax expense (benefit), (iii) net income (loss) attributable to noncontrolling interests and (iv) preferred stock dividends. Provided below are the adjustments to GAAP revenues and GAAP expenses used to calculate adjusted revenues and adjusted expenses, respectively.

The following items are excluded from total revenues in calculating the adjusted revenues component of adjusted earnings:

•Net investment gains (losses);

•Investment gains (losses) on trading securities measured at estimated fair value through net investment income; and

•Net derivative gains (losses) ("NDGL"), excluding earned income and amortization of premium on derivatives that are hedges of investments or that are used to replicate certain investments, but do not qualify for hedge accounting treatment ("Investment Hedge Adjustments").

The following items are excluded from total expenses in calculating the adjusted expenses component of adjusted earnings:

•Change in market risk benefits; and

•Change in fair value of the crediting rate on experience-rated contracts and market value adjustments on institutional group annuities that are economically offset by gains (losses) on the related trading securities ("Market Value Adjustments").

The provision for income tax related to adjusted earnings is calculated using the statutory tax rate of 21%, net of impacts related to the dividends received deduction, tax credits and current period non-recurring items.

Consistent with GAAP guidance for segment reporting, adjusted earnings is also our GAAP measure of segment performance.

Adjusted Earnings per Common Share and Adjusted Return on Common Equity

PUBLIC RELATIONS Brighthouse Financial, Inc. 11225 N. Community House Rd. Charlotte, NC 28277
Adjusted earnings per common share and adjusted return on common equity are measures used by management to evaluate the execution of our business strategy and align such strategy with our shareholders' interests.

Adjusted earnings per common share is defined as adjusted earnings for the period divided by the weighted average number of fully diluted shares of common stock outstanding for the period. The weighted average common shares outstanding used to calculate adjusted earnings per share will differ from such shares used to calculate diluted net income (loss) available to shareholders per common share when the inclusion of dilutive shares has an anti-dilutive effect for one calculation but not for the other.

Adjusted return on common equity is defined as total annual adjusted earnings on a four quarter trailing basis, divided by the simple average of the most recent five quarters of total Brighthouse Financial, Inc.'s common stockholders' equity, excluding AOCI.

Adjusted Net Investment Income

Adjusted net investment income is used by management to measure our performance, and we believe it enhances the understanding of our investment portfolio results. Adjusted net investment income represents GAAP net investment income plus Investment Hedge Adjustments less investment gains (losses) on trading securities.

Adjusted Net Investment Income Yield

Similar to adjusted net investment income, adjusted net investment income yield is used by management as a performance measure that we believe enhances the understanding of our investment portfolio results. Adjusted net investment income yield represents adjusted net investment income as a percentage of average quarterly asset carrying values. Asset carrying values exclude unrealized gains (losses), collateral received in connection with our securities lending program, freestanding derivative assets and collateral received from derivative counterparties. Investment fee and expense yields are calculated as a percentage of average quarterly asset estimated fair values. Asset estimated fair values exclude collateral received in connection with our securities lending program, freestanding derivative assets and collateral received from derivative counterparties.

Other Financial Disclosures

Corporate Expenses

Corporate expenses includes functional department expenses, public company expenses, certain investment expenses, retirement funding and incentive compensation.

Notable Items

Certain of the non-GAAP measures described above may be presented further adjusted to exclude notable items. Notable items reflect the unfavorable (favorable) after-tax impact on our results of certain unanticipated items and events, as well as certain items and events that were anticipated. The presentation of notable items and non-GAAP measures, less notable items is intended to help investors better understand our results and to evaluate and forecast those results.

Book Value per Common Share and Book Value per Common Share, excluding AOCI

Brighthouse uses the term "book value" to refer to "Brighthouse Financial, Inc.'s common stockholders' equity, including AOCI." Book value per common share is defined as ending Brighthouse Financial, Inc.'s common stockholders' equity, including AOCI, divided by ending common shares outstanding. Book value per common share, excluding AOCI, is defined as

PUBLIC RELATIONS Brighthouse Financial, Inc. 11225 N. Community House Rd. Charlotte, NC 28277
ending Brighthouse Financial, Inc.'s common stockholders' equity, excluding AOCI, divided by ending common shares outstanding.

CTE70

CTE70 is defined as the amount of assets required to satisfy contract holder obligations across market environments in the average of the worst thirty percent of a set of capital market scenarios over the life of the contracts.

CTE98

CTE98 is defined as the amount of assets required to satisfy contract holder obligations across market environments in the average of the worst two percent of a set of capital market scenarios over the life of the contracts.

Holding Company

Holding company means, collectively, Brighthouse Financial, Inc., Brighthouse Holdings, LLC, and Brighthouse Services, LLC.

Holding Company Liquid Assets

Holding company liquid assets include liquid assets in Brighthouse Financial, Inc., Brighthouse Holdings, LLC, and Brighthouse Services, LLC. Liquid assets are comprised of cash and cash equivalents, short-term investments and publicly-traded securities, excluding assets that are pledged or otherwise committed. Assets pledged or otherwise committed include assets held in trust.

Total Adjusted Capital

Total adjusted capital primarily consists of statutory capital and surplus, as well as the statutory asset valuation reserve. When referred to as “combined,” represents that of our insurance subsidiaries as a whole.

Sales

Life insurance sales consist of 100 percent of annualized new premium for term life, first-year paid premium for whole life, universal life, and variable universal life, and total paid premium for indexed universal life. We exclude company-sponsored internal exchanges, corporate-owned life insurance, bank-owned life insurance, and private placement variable universal life.

Annuity sales consist of 100 percent of direct statutory premiums, except for fixed index annuity sales, which represents 100 percent of gross sales on directly written business and the proportion of assumed gross sales under reinsurance agreements. Annuity sales exclude certain internal exchanges. These sales statistics do not correspond to revenues under GAAP, but are used as relevant measures of business activity.

Normalized Statutory Earnings (Loss)

PUBLIC RELATIONS Brighthouse Financial, Inc. 11225 N. Community House Rd. Charlotte, NC 28277

Normalized statutory earnings (loss) is used by management to measure our insurance companies’ ability to pay future distributions and incorporates the effectiveness of our hedging program as well as other factors related to our business. Normalized statutory earnings (loss) is calculated as statutory pre-tax net gain (loss) from operations adjusted for the favorable or unfavorable impacts of (i) net realized capital gains (losses) before capital gains tax (excluding gains (losses) and taxes transferred to the interest maintenance reserve), (ii) the change in total asset requirement at CTE98, net of the change in our variable annuity reserves, which are calculated at CTE70, and (iii) pre-tax unrealized gains (losses) associated with our variable annuities and Shield hedges, net of reinsurance, and other equity risk management strategies. Normalized statutory earnings (loss) may be further adjusted for certain unanticipated items that impact our results in order to help management and investors better understand, evaluate and forecast those results.

Risk-Based Capital Ratio

The risk-based capital ratio is a method of measuring an insurance company’s capital, taking into consideration its relative size and risk profile, in order to ensure compliance with minimum regulatory capital requirements set by the National Association of Insurance Commissioners. When referred to as “combined,” represents that of our insurance subsidiaries as a whole. The reporting of our combined risk-based capital ratio is not intended for the purpose of ranking any insurance company or for use in connection with any marketing, advertising or promotional activities.

PUBLIC RELATIONS Brighthouse Financial, Inc. 11225 N. Community House Rd. Charlotte, NC 28277
Condensed Statements of Operations (Unaudited, in millions)

	For the Three Months Ended
Revenues	September 30, 2025	June 30, 2025	September 30, 2024
Premiums	$170	$166	$180
Universal life and investment-type product policy fees	531	553	560
Net investment income	1,334	1,285	1,288
Other revenues	143	143	143
Revenues before NIGL and NDGL	2,178	2,147	2,171
Net investment gains (losses)	48	(39)	(60)
Net derivative gains (losses)	(410)	(1,237)	(93)
Total revenues	$1,816	$871	$2,018

Expenses
Policyholder benefits and claims	$(252)	$711	$22
Interest credited to policyholder account balances	561	537	556
Amortization of DAC and VOBA	153	149	150
Change in market risk benefits	289	(1,101)	610
Interest expense on debt	38	38	38
Other expenses	442	444	454
Total expenses	1,231	778	1,830
Income (loss) before provision for income tax	585	93	188
Provision for income tax expense (benefit)	104	8	10
Net income (loss)	481	85	178
Less: Net income (loss) attributable to noncontrolling interests	2	—	2
Net income (loss) attributable to Brighthouse Financial, Inc.	479	85	176
Less: Preferred stock dividends	26	25	26
Net income (loss) available to Brighthouse Financial, Inc.’s common shareholders	$453	$60	$150

PUBLIC RELATIONS Brighthouse Financial, Inc. 11225 N. Community House Rd. Charlotte, NC 28277
Condensed Balance Sheets (Unaudited, in millions)

	As of
ASSETS	September 30, 2025	June 30, 2025	September 30, 2024
Investments:
Fixed maturity securities available-for-sale	$81,537	$80,835	$83,298
Trading securities	528	520	—
Equity securities	78	74	87
Mortgage loans	22,862	22,993	22,938
Policy loans	1,439	1,425	1,387
Limited partnerships and limited liability companies	4,816	4,798	4,870
Short-term investments	778	1,170	1,812
Other invested assets	8,842	8,932	4,462
Total investments	120,880	120,747	118,854
Cash and cash equivalents	6,606	5,540	5,630
Accrued investment income	1,350	1,235	2,083
Reinsurance recoverables	20,400	20,701	20,085
Premiums and other receivables	844	557	607
DAC and VOBA	4,603	4,636	4,745
Current income tax recoverable	17	17	28
Deferred income tax asset	1,531	1,695	1,737
Market risk benefit assets	979	1,084	750
Other assets	342	348	324
Separate account assets	87,127	86,085	90,313
Total assets	$244,679	$242,645	$245,156
LIABILITIES AND EQUITY
Liabilities
Future policy benefits	$32,021	$31,974	$32,781
Policyholder account balances	88,703	88,046	87,678
Market risk benefit liabilities	8,529	8,051	9,580
Other policy-related balances	3,918	3,977	3,853
Payables for collateral under securities loaned and other transactions	4,347	3,994	3,764
Long-term debt	3,155	3,155	3,155
Other liabilities	10,451	11,625	8,442
Separate account liabilities	87,127	86,085	90,313
Total liabilities	238,251	236,907	239,566
Equity
Preferred stock, at par value	—	—	—
Common stock, at par value	1	1	1
Additional paid-in capital	13,893	13,918	13,953
Retained earnings (deficit)	(823)	(1,302)	(1,790)
Treasury stock	(2,688)	(2,687)	(2,512)
Accumulated other comprehensive income (loss)	(4,020)	(4,257)	(4,127)
Total Brighthouse Financial, Inc.’s stockholders’ equity	6,363	5,673	5,525
Noncontrolling interests	65	65	65
Total equity	6,428	5,738	5,590
Total liabilities and equity	$244,679	$242,645	$245,156

PUBLIC RELATIONS Brighthouse Financial, Inc. 11225 N. Community House Rd. Charlotte, NC 28277
Reconciliation of Net Income (Loss) Available to Shareholders to Adjusted Earnings (Loss) and Adjusted Earnings, Less Notable Items, and Reconciliation of Net Income (Loss) Available to Shareholders per Common Share to Adjusted Earnings (Loss) per Common Share and Adjusted Earnings, Less Notable Items, per Common Share (Unaudited, in millions except per share data)

	For the Three Months Ended
ADJUSTED EARNINGS, LESS NOTABLE ITEMS	September 30, 2025	June 30, 2025	September 30, 2024
Net income (loss) available to shareholders	$453	$60	$150
Less: Net investment gains (losses)	48	(39)	(60)
Less: Investment gains (losses) on trading securities	7	(6)	—
Less: Net derivative gains (losses), excluding investment hedge adjustments	(410)	(1,238)	(99)
Less: Change in market risk benefits	(289)	1,101	(610)
Less: Market value adjustments	(10)	6	(11)
Less: Provision for income tax (expense) benefit on reconciling adjustments	137	38	163
Adjusted earnings (loss)	970	198	767
Less: Notable items	709	—	524
Adjusted earnings, less notable items	$261	$198	$243

ADJUSTED EARNINGS, LESS NOTABLE ITEMS, PER COMMON SHARE (1)
Net income (loss) available to shareholders per common share	$7.89	$1.02	$2.47
Less: Net investment gains (losses)	0.83	(0.68)	(0.98)
Less: Investment gains (losses) on trading securities	0.12	(0.10)	—
Less: Net derivative gains (losses), excluding investment hedge adjustments	(7.13)	(21.44)	(1.62)
Less: Change in market risk benefits	(5.02)	19.07	(10.01)
Less: Market value adjustments	(0.17)	0.10	(0.18)
Less: Provision for income tax (expense) benefit on reconciling adjustments	2.38	0.66	2.67
Less: Impact of inclusion of dilutive shares	—	—	—
Adjusted earnings (loss) per common share	16.87	3.43	12.58
Less: Notable items	12.33	—	8.60
Adjusted earnings, less notable items per common share	$4.54	$3.43	$3.99

(1) Per share calculations are on a diluted basis and may not recalculate or foot due to rounding. For loss periods, dilutive shares were not included in the calculation as inclusion of such shares would have an anti-dilutive effect. See Non-GAAP and Other Financial Disclosures discussion in this news release.

PUBLIC RELATIONS Brighthouse Financial, Inc. 11225 N. Community House Rd. Charlotte, NC 28277
Reconciliation of Net Investment Income to Adjusted Net Investment Income (Unaudited, in millions)

	For the Three Months Ended
ADJUSTED NET INVESTMENT INCOME (1)	September 30, 2025	June 30, 2025	September 30, 2024
Net investment income	$1,334	$1,285	$1,288
Add: Investment hedge adjustments	—	1	6
Less: Investment gains (losses) on trading securities	7	(6)	—
Adjusted net investment income	$1,327	$1,292	$1,294

Reconciliation of Investment Income Yield to Adjusted Net Investment Income Yield

	For the Three Months Ended
ADJUSTED NET INVESTMENT INCOME YIELD (1)	September 30, 2025	June 30, 2025	September 30, 2024
Investment income yield	4.54%	4.41%	4.40%
Investment fees and expenses	(0.14)%	(0.13)%	(0.14)%
Adjusted net investment income yield	4.40%	4.28%	4.26%

Notable Items (Unaudited, in millions)

	For the Three Months Ended
NOTABLE ITEMS IMPACTING ADJUSTED EARNINGS	September 30, 2025	June 30, 2025	September 30, 2024
Actuarial items and other insurance adjustments	$(709)	$—	$(524)
Total notable items (1)	$(709)	$—	$(524)

NOTABLE ITEMS BY SEGMENT
Annuities	$7	$—	$(20)
Life	(11)	—	66
Run-off	(705)	—	(570)
Corporate & Other	—	—	—
Total notable items (1)	$(709)	$—	$(524)

(1) See Non-GAAP and Other Financial Disclosures discussion in this news release.